                                                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus  constituting part of this Post-Effective  Amendment No. 9 to the
Registration  Statement on Form S-3 (No. 333-24989) of our reports,  each dated February 27, 2004, relating to the financial statements of American  Skandia Life Assurance  Corporation  ("American  Skandia") as of December 31, 2003 and for the four months ended April 30,
2003 and the eight months ended  December 31, 2003,  which  reports are included in American  Skandia's  Annual Report on Form 10-K for
the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
April 15, 2004